Exhibit 10.13

PROMISSORY NOTE SECURED BY DEED OF TRUST

(One-Month LIBO Rate, Adjusted Monthly)

$7,560,000.00

August 31, 2010

FOR VALUE RECEIVED, the undersigned IIT 1905 RAYMOND AVENUE LLC, a Delaware limited liability company (“Borrower”) promise(s) to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”), at the Minneapolis Loan Center, 608 2nd Avenue South, 11th Floor, Minneapolis, Minnesota 55402, Attn: Melissa Henschell, or at such other place as may be designated in writing by Lender, the principal sum of SEVEN MILLION FIVE HUNDRED SIXTY THOUSAND AND NO/100THS DOLLARS ($7,560,000.00), with interest thereon, per annum, at one or more of the Effective Rates (as hereinafter defined) calculated in accordance with the terms and provisions of the Fixed Rate Agreement attached hereto as Exhibit A (based on a 360-day year and charged on the basis of actual days elapsed). All sums owing hereunder are payable in lawful money of the United States of America, in immediately available funds without offset, deduction or counterclaim of any kind.

Interest accrued on this note (“Note”) shall be due and payable on the first (1st) Business Day of each month commencing on October 1, 2010 and continuing through and including September 1, 2013. Thereafter, installments of principal in the amounts set forth on Exhibit B attached hereto, together with interest accrued on the Note shall be due and payable on the first (1st) Business Day of each month, commencing with October 1, 2013.

The outstanding principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable in full on September 1, 2015 (“Maturity Date”). Principal amounts outstanding hereunder, upon which repayment obligations exist and interest accrues, shall be determined by the records of Lender, which shall be deemed to be conclusive in the absence of clear and convincing evidence to the contrary presented by Borrower.

Except as otherwise set forth in the Loan Agreement (as defined below), Borrower shall not have the right to prepay all or any portion of the unpaid principal balance of this Note prior to September 1, 2012. Thereafter, Borrower shall have the right to prepay, at any time, in whole, but not in part, the unpaid principal balance of this Note, together with all accrued but unpaid interest hereon through the date of such prepayment and all other costs and expenses due to Lender under the Loan Documents. Notwithstanding the foregoing, Borrower’s right to prepay all of the unpaid principal balance hereof shall be conditioned upon the payment to Lender of a prepayment fee equal to whichever of the following is applicable: (i) if the prepayment occurs on or after September 1, 2012 and prior to September 1, 2013, three percent (3.0%) of the principal balance prepaid; (ii) if the prepayment occurs on or after September 1, 2013 and prior to September 1, 2014, two percent (2.0%) of the principal balance prepaid; and (iii) if the prepayment occurs on or after September 1, 2014 and prior to the date that is ninety (90) days prior to the Maturity Date, one percent (1.0%) of the principal balance prepaid. If the prepayment occurs on or after the date that is ninety (90) days prior to the Maturity Date, then no prepayment fee is due and payable. As a condition precedent to Borrower’s right to make a prepayment hereof, Lender shall have actually received from Borrower five (5) Business Days prior written notice of (i) Borrower’s intent to prepay, (ii) the date on which the prepayment is anticipated to be made, and (iii) any other sums which are due and owing to Lender under this Note or the other Loan Documents on or before the date of such prepayment. If this Note is prepaid, any commitment of Lender to make any further disbursement under the Loan Agreement shall automatically terminate and shall be of no further force or effect. The foregoing notwithstanding, Borrower shall be obligated to pay all fees, charges and other costs that result from a prepayment of the Loan under any swap, derivative, foreign exchange or hedge transaction or arrangement (or other similar transaction or arrangement howsoever described or defined) entered into by Borrower and Lender in connection with the Loan, including the Swap Contract (as defined in that certain Loan Agreement dated as of even date herewith, executed by Borrower and Lender, as the same may be amended or restated from time to time (the “Loan Agreement”).

This Note is secured by, among other things, that certain Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing (“Deed of Trust”) dated as of even date herewith, executed by Borrower, as grantor, to a trustee for the benefit of Lender, and the other Loan Documents as defined in the Loan Agreement.

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In order to assure timely payment to Lender of accrued interest, principal, fees and late charges due and owing under the Loan (as defined in the Loan Agreement) evidenced by this Note, Borrower hereby irrevocably authorizes Lender to directly debit Borrower’s Account (as defined in the Loan Agreement) with Lender, account no. 4122070451, or such other Account as Borrower may establish in accordance with the Loan Agreement, for payment when due of all such amounts payable to Lender. Borrower represents and warrants to Lender that Borrower is the legal owner of said account. Written confirmation of the amount and purpose of any such direct debit shall be given to Borrower by Lender not less frequently than monthly. In the event any direct debit hereunder is returned for insufficient funds, Borrower shall pay Lender upon demand, in immediately available funds, all amounts and expenses due and owing to Lender.

Except in connection with payment of the outstanding principal which is due on the Maturity Date, if any interest or principal payment required hereunder is not received by Lender (whether by direct debit or otherwise) on or before the fifteenth (15th) calendar day of the month (regardless of whether the fifteenth (15th) day falls on a Saturday, Sunday or legal holiday) in which it becomes due, Borrower shall pay, at Lender’s option, a late or collection charge equal to four percent (4%) of the amount of such unpaid payment (“Late Charge”).

If: (a) Borrower shall fail to pay when due any sums payable hereunder; or (b) a Default (as defined in the Deed of Trust) occurs under the Deed of Trust or under any obligation secured thereby; THEN Lender may, at its sole option, declare all sums owing under this Note immediately due and payable; provided, however, that if any document related to this Note provides for automatic acceleration of payment of sums owing hereunder, all sums owing hereunder shall be automatically due and payable in accordance with the terms of that document.

From and after the Maturity Date, or such earlier date on which a Default exists under the Loan Agreement or under any other Loan Document (as defined in Exhibit A) (provided Borrower has received written notice of such Default) and, then at the option of Lender, all sums owing on this Note shall bear interest at a rate per annum equal to five percent (5%) in excess of the interest rate otherwise accruing under this Note (“Default Rate”).

If any attorney is engaged by Lender to enforce or defend any provision of this Note or the Deed of Trust, or as a consequence of any Default, with or without the filing of any legal action or proceeding, then Borrower shall pay to Lender immediately upon demand all reasonable attorneys’ fees and all costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance owing hereunder as if such unpaid attorneys’ fees and costs had been added to the principal.

No previous waiver and no failure or delay by Lender in acting with respect to the terms of this Note or the Deed of Trust shall constitute a waiver of any breach, default, or failure of condition under this Note, the Deed of Trust or the obligations secured thereby. A waiver of any term of this Note, the Deed of Trust or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by this Note, the terms of this Note shall prevail.

If this Note is executed by more than one person or entity as Borrower, the obligations of each such person or entity shall be joint and several. No person or entity shall be a mere accommodation maker, but each shall be primarily and directly liable hereunder. If Borrower is a partnership, each general partner of Borrower shall be jointly and severally liable hereunder, and each such general partner hereby waives any requirement of law that in the event of a default hereunder Lender exhaust any assets of Borrower before proceedings against such general partner’s assets. Except as otherwise specifically set forth in this Note, Borrower, and any endorsers and guarantors hereof, severally waive: presentment; demand; notice of dishonor; notice of default or delinquency; notice of intention to accelerate; notice of acceleration; notice of protest and nonpayment; notice of costs, expenses or losses and interest thereon; notice of late charges; and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note. Borrower, and any endorsers or guarantors hereof, agree that the time for any payments hereunder may be extended from time to time without notice and consent, to the acceptance of further collateral, and/or the release of any existing collateral for the payment of this Note, all without in any manner affecting their liability under or with respect to this Note. No extension of time for the payment of this Note or any installment hereof shall affect the liability of Borrower under this Note or any endorser or guarantor hereof even though Borrower or such endorser or guarantor is not a party to such agreement.

Time is of the essence with respect to every provision hereof. This Note shall be governed by, construed and enforced in accordance with the laws of the State of Washington, except to the extent that federal laws preempt the laws of the State of

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Washington, and all persons and entities in any manner obligated under this Note consent to the jurisdiction of any federal or state court within the State of Washington having proper venue and also consent to service of process by any means authorized by Washington or federal law. This Note is performable in King County, Washington.

Borrower hereby represents that this Loan is for commercial use and not for personal, family or household purposes. It is the specific intent of the Borrower and Lender that this Note bear a lawful rate of interest, and if any court of competent jurisdiction should determine that the rate herein provided for exceeds that which is statutorily permitted for the type of transaction evidenced hereby, the interest rate shall be reduced to the highest rate permitted by applicable law, with any excess interest heretofore collected being applied against principal or, if such principal has been fully repaid, returned to Borrower on demand.

Borrower recognizes that its default in making any payment as provided herein or in any other Loan Document as agreed to be paid when due, or the occurrence of any other Default hereunder or under any other Loan Document, will require Lender to incur additional expense in servicing and administering the Loan, in loss to Lender of the use of the money due and in frustration to Lender in meeting its other financial and loan commitments and that the damages caused thereby would be extremely difficult and impractical to ascertain. Borrower agrees (a) that an amount equal to the Late Charge plus the accrual of interest at the Default Rate is a reasonable estimate of the damage to Lender in the event of a late payment, and (b) that the accrual of interest at the Default Rate following any other Default, plus any One-Month LIBO Rate Price Adjustment (as defined in Exhibit A), is a reasonable estimate of the damage to Lender in the event of such other Default, regardless of whether there has been an acceleration of the loan evidenced hereby. Nothing in this Note shall be construed as an obligation on the part of Lender to accept, at any time, less than the full amount then due hereunder, or as a waiver or limitation of Lender’s right to compel prompt performance.

All notices or other communications required or permitted to be given pursuant to this Note shall be given to the Borrower or Lender at the address and in the manner provided for in the Loan Agreement, except as otherwise provided herein.

THIS NOTE AND ALL THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT OF BORROWER AND LENDER AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF BORROWER AND LENDER. THERE ARE NO ORAL AGREEMENTS BETWEEN BORROWER AND LENDER. The provisions of this Note and the other Loan Documents may be amended or revised only by an instrument in writing signed by the Borrower and Lender.

All exhibits, schedules or other items attached hereto are incorporated into this Note by such attachment for all purposes.

STATUTORY NOTICE. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, Borrower has signed this Note.

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“BORROWER”

IIT 1905 RAYMOND AVENUE LLC, a Delaware limited liability company

By:	IIT Real Estate Holdco LLC,
a Delaware limited liability company, its Sole Member

	By:	Industrial Income Operating
Partnership LP, a Delaware limited partnership, its Sole Member

		By:	Industrial Income Trust Inc.,
a Maryland corporation, its General Partner

By:
			Name:	Thomas G. McGonagle
			Title:	Chief Financial Officer

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EXHIBIT A

FIXED RATE AGREEMENT

Exhibit A to Promissory Note (“Note”), dated August 31, 2010, made by IIT 1905 RAYMOND AVENUE LLC, a Delaware limited liability company, as Borrower, to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender.

Borrower has requested and Lender has agreed to provide the option to fix the rate of interest or specified periods on specified portions on the outstanding principal balance as a basis for calculating the Effective Rate on such portions of the principal amounts owing under this Note. Borrower understands: (i) the process of exercising the rate option as provided herein; (ii) that amounts owing under this Note may bear interest at different rates and for different time periods; and (iii) that absent the terms and conditions hereof, it would be extremely difficult to calculate Lender’s additional costs, expenses, and damages in the event of a Default or prepayment by Borrower hereunder. Given the above, Borrower agrees that the provisions herein (including, without limitation, the One-Month LIBO Rate Price Adjustment defined below) provide for a reasonable and fair method for Lender to recover its additional costs, expenses and damages in the event of a Default or prepayment by Borrower.

1.	RATES AND TERMS DEFINED. Various rates and terms not otherwise defined herein are defined and described as follows:

“Business Day” is a day of the week (but not a Saturday, Sunday or holiday) on which the offices of Lender are open to the public in the state of Texas for carrying on substantially all of Lender’s business functions.

“Effective Rate” is the rate of interest calculated in accordance with Section 2 herein.

“Federal Funds Rate” is, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Lender from three (3) Federal funds brokers of recognized standing selected by Lender.

“Loan Agreement” is that certain Loan Agreement dated as of even date herewith between Borrower and Lender.

“Loan Documents” are the documents defined as such in the Loan Agreement.

“One-Month LIBO Rate” is the rate of interest per annum, rounded upward to the next nearest one one-thousandths ( 1/1000) of one percent (1%), equal to the sum of: (a) two and five-tenths percent (2.5%), plus (b) the rate of interest that is quoted by Lender from time to time as the London InterBank Offered Rate for deposits in U.S. Dollars, at approximately 9:00 a.m. (California time), two (2) London Business Days before the commencement of the applicable One-Month LIBO Rate Period, for a period of one (1) month (“One-Month Rate”), which rate is divided by one (1.00) minus the Reserve Percentage:

One-Month LIBO Rate = 2.5%	+	One-Month Rate
(1 – Reserve Percentage)

“One-Month LIBO Rate Period” is the period of one (1) month from the first (1st) Business Day of a calendar month to, but not including, the first (1st) Business Day of the next calendar month; provided, however, no One-Month LIBO Rate Period shall extend beyond the Maturity Date.

“One-Month LIBO Rate Portion” is the principal balance of this Note which is subject to a One-Month LIBO Rate. In the event Borrower is subject to a principal amortization schedule under the terms and conditions of the Loan Documents, the One-Month LIBO Rate Portion shall in no event exceed the maximum outstanding principal balance which will be permissible on the last day of the One-Month LIBO Rate Period.

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“One-Month Rate” is the rate of interest defined above in the definition of “One-Month LIBO Rate”.

“Regulatory Costs” are, collectively, future, supplemental, emergency or other changes in Reserve Percentages, assessment rates imposed by the FDIC, or similar requirements or costs imposed by any domestic or foreign governmental authority and related in any manner to a One-Month LIBO Rate.

“Replacement Rate” is, for any day, a fluctuating rate of interest per annum equal to two and five-tenths percent (2.5%), plus the Federal Funds Rate plus one and one-half percent (1.50%).

“Reserve Percentage” is at any time the percentage announced within Lender as the reserve percentage under Regulation D for loans and obligations making reference to the One-Month LIBO Rate. The Reserve Percentage shall be based on Regulation D or other regulations from time to time in effect concerning reserves for Eurocurrency Liabilities as defined in Regulation D from related institutions as though Lender were in a net borrowing position, as promulgated by the Board of Governors of the Federal Reserve System, or its successor.

“Taxes” are, collectively, all withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any domestic or foreign governmental authority and related in any manner to a One-Month LIBO Rate; provided, however, that notwithstanding the foregoing, Taxes shall not include any taxes imposed on Lender’s income and franchise or similar taxes imposed on Lender by the jurisdiction (or any political subdivision thereof) under the laws of which (or under the laws of a political subdivision of which) Lender is organized or in which its principal executive office or lending office is located.

2.	EFFECTIVE RATE. The Effective Rate upon which interest shall be calculated for this Note shall be one or more of the following:

2.1	Pre-Maturity; No Default. Provided no Default exists under this Note or under the Loan Agreement or under any of the other Loan Documents:

(a)	Initial Disbursement. For the initial disbursement of principal under this Note, the Effective Rate on such principal amount shall be the One-Month LIBO Rate on the date of disbursement as determined by Lender. Such Effective Rate shall apply to such principal amount from the date of disbursement through and including September 30, 2010.

(b)

Monthly Reset of One-Month LIBO Rate. Commencing with October 1, 2010, and continuing thereafter on the first (1st) Business Day of each succeeding calendar month, the Effective Rate on the outstanding One-Month LIBO Rate Portion under this Note (i.e., all outstanding principal on such first (1st) Business Day) shall be reset to the One-Month LIBO Rate, as determined by Lender on each such first (1st) Business Day.

(c)	If One-Month LIBO Rate Becomes Unavailable. In the event the One-Month LIBO Rate, for any reason, should become prohibited or unavailable to Lender, or, if in Lender’s good faith judgment, it is not possible or practical for Lender to set a One-Month LIBO Rate, THEN the Effective Rate shall be the Replacement Rate.

2.2	Post-Maturity; Default Rate. From and after the Maturity Date, or such earlier date on which a Default exists under the Loan Agreement or any other Loan Document, THEN at the option of Lender, all sums due and unpaid on this Note shall bear interest at a rate per annum equal to the Default Rate.

3.	TAXES, REGULATORY COSTS AND RESERVE PERCENTAGES. Upon Lender’s demand, Borrower shall pay to Lender, in addition to all other amounts which may be, or become, due and payable under this Note and the other Loan Documents, any and all Taxes and Regulatory Costs, to the extent they are not internalized by calculation of an Effective Rate. Further, at Lender’s option, the Effective Rate shall be automatically adjusted by adjusting the Reserve Percentage, as determined by Lender in its prudent banking judgment, from the date of imposition (or subsequent date selected by Lender) of any such Regulatory Costs. Lender shall give Borrower written notice of any Taxes and Regulatory Costs as soon as practicable after their occurrence, but Borrower shall be liable for any Taxes and Regulatory Costs regardless of whether or when notice is so given.

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4.

ONE-MONTH LIBO RATE PRICE ADJUSTMENT. Borrower acknowledges that prepayment or acceleration of a One-Month LIBO Rate Portion on a day other than the last Business Day of the applicable One-Month LIBO Rate Period shall result in Lender’s incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. Therefore, on the date a One-Month LIBO Rate Portion is prepaid or the date all sums payable hereunder become due and payable, by acceleration or otherwise (“Price Adjustment Date”) on a day other than the last Business Day of the applicable One-Month LIBO Rate Period, Borrower will pay Lender (in addition to all other sums then owing to Lender) an amount (“One-Month LIBO Rate Price Adjustment”) equal to the then present value of (a) the amount of interest that would have accrued on the One-Month LIBO Rate Portion for the remainder of the One-Month LIBO Rate Period at the One-Month LIBO Rate set on the first (1st) Business Day of the month in which such amount is prepaid or becomes due, less (b) the amount of interest that would accrue on the same One-Month LIBO Rate Portion for the same period if the One-Month LIBO Rate were set on the Price Adjustment Date at the One-Month LIBO Rate in effect on the Price Adjustment Date. The present value shall be calculated by using as a discount rate the One-Month Rate quoted on the Price Adjustment Date.

Borrower confirms that Lender’s agreement to make the loan evidenced by this Note at the interest rates and on the other terms set forth herein and in the other Loan Documents constitutes adequate and valuable consideration, given individual weight by Borrower, for this agreement.

5.	PURCHASE, SALE AND MATCHING OF FUNDS. Borrower understands, agrees and acknowledges the following: (a) Lender has no obligation to purchase, sell and/or match funds in connection with the use of a One-Month Rate as a basis for calculating an Effective Rate or One-Month LIBO Rate Price Adjustment; (b) a One-Month Rate is used merely as a reference in determining an Effective Rate or a One-Month LIBO Rate Price Adjustment; and (c) Borrower has accepted a One-Month Rate as a reasonable and fair basis for calculating an Effective Rate or a One-Month LIBO Rate Price Adjustment. Borrower further agrees to pay the One-Month LIBO Rate Price Adjustment, Taxes and Regulatory Costs, if any, whether or not Lender elects to purchase, sell and/or match funds.

6.	MISCELLANEOUS. As used in this Exhibit, the plural shall mean the singular and the singular shall mean the plural as the context requires.

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This Agreement is executed under seal concurrently with and as part of the Note referred to and described first above.

“BORROWER”

IIT 1905 RAYMOND AVENUE LLC, a Delaware limited liability company

By:	IIT Real Estate Holdco LLC, a Delaware limited liability company, its Sole Member

	By:	Industrial Income Operating Partnership LP, a Delaware limited partnership, its Sole Member

		By:	Industrial Income Trust Inc., a Maryland corporation, its General Partner

By:
			Name:	Thomas G. McGonagle
			Title:	Chief Financial Officer

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EXHIBIT B

SCHEDULED PAYMENTS OF PRINCIPAL

Exhibit B to Promissory Note (“Note”), dated August 31, 2010, made by IIT 1905 RAYMOND AVENUE LLC, a Delaware limited liability company, as Borrower, to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender.

Payment Date	Amount of Principal Payment

10/1/2013	$14,284.04
11/1/2013	$14,334.03
12/1/2013	$14,384.20
1/1/2014	$14,434.55
2/1/2014	$14,485.07
3/1/2014	$14,535.77
4/1/2014	$14,586.64
5/1/2014	$14,637.69
6/1/2014	$14,688.93
7/1/2014	$14,740.34
8/1/2014	$14,791.93
9/1/2014	$14,843.70
10/1/2014	$14,895.65
11/1/2014	$14,947.79
12/1/2014	$15,000.11
1/1/2015	$15,052.61
2/1/2015	$15,105.29
3/1/2015	$15,158.16
4/1/2015	$15,211.21
5/1/2015	$15,264.45
6/1/2015	$15,317.88
7/1/2015	$15,371.49
8/1/2015	$15,425.29
9/1/2015	$15,479.28

EXHIBIT B, Scheduled Principal Payments	Loan No. 1002863
02941-0345